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                         COMPUTER SCIENCES CORPORATION
           EXHIBIT 21, Significant Active Subsidiaries and Affiliates
                              As of April 2, 1999

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                                                             Jurisdiction of
Name                                                         Organization
----                                                         ---------------
Aerospace Center Support (Partnership)                       Tennessee
Alliance-One Services, Inc.                                  Delaware
Autec Range Services (Partnership)                           Florida
Automated Systems (HK) Limited                               Hong Kong
Automated Systems Holdings Limited                           Bermuda
Calva Realty Corporation                                     Nevada
Capsco Pty. Limited                                          Australia
Century Corporation                                          Nevada
Computer Sciences Canada Inc.                                Canada
Computer Sciences Corporation Administration Services (Pty)
 Limited                                                     South Africa
Computer Sciences Corporation Continuum--Informatica, Lda    Portugal
Computer Sciences Corporation Services (Pty) Limited         South Africa
Computer Sciences Gestion S.A.                               France
Computer Sciences International A/S                          Norway
Computer Sciences Raytheon (Partnership)                     Florida
Computer Systems Advisers (M) Bhd                            Malaysia
Continuum (Deutschland) GmbH                                 Germany
Continuum Direct Limited                                     United Kingdom
Continuum France SARL                                        France
Continuum SICS S.A.                                          Belgium
Credit Bureau of Tulsa, Inc.                                 Oklahoma
CSA Automated Private Limited                                Singapore
CSA Holdings Ltd                                             Singapore
CSA Private Limited                                          Singapore
CSC Accounts Management, Inc.                                Texas
CSC Accounts Resolution, Inc.                                Nevada
CSC Asset Management Inc.                                    Nevada
CSC Australia Pty. Limited                                   Australia
CSC Computer Management A/S                                  Denmark
CSC Computer Sciences B.V.                                   Netherlands
CSC Computer Sciences Corporation Ireland Limited            Ireland
CSC Computer Sciences Iberica, S.A.                          Spain
CSC Computer Sciences Italia S.p.A.                          Italy
CSC Computer Sciences Limited                                United Kingdom
CSC Computer Sciences N.V./S.A.                              Belgium
CSC Computer Sciences Pte Limited                            Singapore
CSC Computer Sciences S.A.                                   France
CSC Computer Sciences S.A.                                   Luxembourg
CSC Computer Sciences s.r.o.                                 Czech Republic
CSC Computer Sciences SARL                                   Switzerland
CSC Computer Sciences Sdn Bhd                                Malaysia
CSC Computer Sciences Services Management GmbH               Germany
CSC Computer Sciences spol. s.r.o.                           Slovakia
CSC Computer Sciences VOF/SNC (Partnership)                  Belgium
CSC Consulting B.V.                                          Netherlands
CSC Consulting, Inc.                                         Massachusetts
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
                                                  Jurisdiction of
Name                                              Organization
----                                              ---------------
CSC Corporation Limited                           United Kingdom
CSC Credit Services, Inc.                         Texas
CSC Danmark A/S                                   Denmark
CSC Domestic Enterprises, Inc.                    Nevada
CSC Enterprises (Partnership)                     Delaware
CSC Enterprises, Inc.                             Nevada
CSC Financial Services Canada Inc.                Canada
CSC Financial Services GmbH                       Germany
CSC Financial Services Group (Hong Kong) Limited  Hong Kong
CSC Financial Services Group Pty. Limited         Australia
CSC Financial Services Limited                    United Kingdom
CSC Financial Services S.A.                       France
CSC Foreign Sales Corporation                     Barbados
CSC Geographic Technologies Inc.                  Nevada
CSC Healthcare Inc.                               California
CSC Holdings Inc.                                 Nevada
CSC Infogerance S.A.                              France
CSC Information Systems A/S                       Denmark
CSC International Consulting AB                   Sweden
CSC International Systems Management Inc.         Nevada
CSC Investment Services Management Limited        United Kingdom
CSC Japan, Ltd.                                   Delaware
CSC Kobra Beheer B.V.                             Netherlands
CSC Logic, Inc.                                   Texas
CSC New Zealand Limited                           New Zealand
CSC Outsourcing Inc.                              Nevada
CSC Peat Marwick S.A.                             France
CSC Pergamon GmbH                                 Germany
CSC Ploenzke (Austria) GmbH                       Austria
CSC Ploenzke (Schweiz) AG                         Switzerland
CSC Ploenzke AG                                   Germany
CSC Ploenzke Akademie GmbH                        Germany
CSC Ploenzke IT--Services GmbH                    Germany
CSC Ploenzke, S.A.                                Spain
CSC PMF S.A.                                      France
CSC PM Services SARL                              France
CSC Professional Services Group, Inc.             Maryland
CSC Services Management B.V.                      Netherlands
CSC Services No. 1 Limited                        United Kingdom
Experteam S.A./N.V.                               Belgium
Informatica S.p.A.                                Italy
Kalchas Limited                                   United Kingdom
Key Choice Insurance Marketing Limited            United Kingdom
Paxus Australia Pty. Limited                      Australia
Paxus Broker Services Pty. Ltd.                   Australia
Paxus Corporation Limited                         New Zealand
Paxus Financial R&D Pty. Limited                  Australia
PT. CSC Computer Services                         Indonesia
Sys-Aid Beheer B.V.                               Netherlands
Sys-Aid Deutschland GmbH                          Germany
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